Minerva Surgical Reports Second Quarter 2023 Financial Results

Santa Clara, Calif. – August 2, 2023 (GLOBE NEWSWIRE) – Minerva Surgical, Inc. (Nasdaq: UTRS) (Minerva Surgical or the Company), a women's health company focused on solutions to meet the distinct uterine healthcare needs of women, today reported second quarter financial results for the period ended June 30, 2023.

Second Quarter Highlights:

•
Reported revenue of $13.4 million in the second quarter of 2023, compared with revenue of $13.0 million in the second quarter of 2022
•
Increased both Symphion and Minerva ES product revenue by 7% compared to the second quarter of 2022
•
Realigned the commercial organization to better serve customer needs and drive sustainable growth

“From our recent market traction seen with Symphion and Minerva ES, and supportive feedback from our physician partners, we remain confident that our uterine health products provide optimal outcomes for our customers,” said Todd Usen, Minerva Surgical’s Chief Executive Officer. “Looking ahead, we anticipate growing our women’s health portfolio to leverage our commercial team and best serve our surgeons and their patients.”

Second Quarter 2023 Financial Results

Revenue was $13.4 million for the second quarter of 2023, compared to $13.0 million in the second quarter of 2022 and $12.5 million in first quarter of 2023. The 3% increase in revenue compared to the second quarter of 2022 was the result of revenue increasing 7% for both Symphion and Minerva ES product lines, partially offset by a decline in Genesys HTA sales.

Gross margin was 55.3% for the second quarter of 2023, decreasing from 59.0% in the same period of 2022. This reduction in gross margin compared to the second quarter of 2022 was due in part to direct cost increases on certain products from our contract manufacturers as well as a product mix shift from Genesys HTA to Symphion, which currently has a lower gross margin. Year-to-date 2023 gross margin was 55.6% versus 54.6% in the prior year comparable period.

Operating expenses were $15.1 million for the second quarter of 2023, compared to $12.5 million in the same period of 2022. The increase in expense was mainly attributable to a $3.9 million non-cash reduction in the fair value of contingent consideration recorded in the second quarter of 2022 associated with the Boston Scientific product acquisition. Absent this fair value adjustment, operating expenses decreased $1.4 million compared to the second quarter of 2022.

Net loss in the second quarter of 2023 was $8.7 million, compared to a net loss of $5.6 million for the same period in 2022.

Adjusted EBITDA for the second quarter of 2023 was negative $4.6 million, compared to negative $4.5 million for the same period in 2022.

Financial Outlook for Fiscal Year 2023

Revenue guidance remains consistent with the guidance given during the previous quarter, with annual revenue anticipated to be in the range of $52 to $55 million.

Webcast and Conference Call Information

Minerva Surgical will host a conference call to discuss the second quarter 2023 financial results after market close on Wednesday, August 2, 2023, at 1:30 p.m. Pacific Time / 4:30 p.m. Eastern Time. Interested parties may access the live call via telephone by dialing 877-407-3982 for domestic callers or 201-493-6780 for international callers. The live webinar may be accessed by visiting the Recent Events Section of the Minerva investor relations website or by registering here. A replay of the webinar will be available shortly after the conclusion of the call and will be archived on Minerva’s website.

Use of Non-GAAP Financial Measures

Adjusted EBITDA and Adjusted EBITDA Margin

To provide investors with additional information regarding the Company’s financial results, it has provided EBITDA and adjusted EBITDA. The Company calculates EBITDA, a non-GAAP financial measure, as net income/(loss) excluding depreciation and amortization, interest income and expense and income tax expense. The Company calculates adjusted EBITDA, a non-GAAP financial measure by further excluding non-cash items for stock-based compensation expenses, loss on extinguishment of long-term debt and convertible notes, gain on extinguishment of PPP loan, change in fair value of redeemable convertible preferred stock warrant liability, change in fair value of contingent consideration liability and change in fair value of derivative liabilities. EBITDA margin represents EBITDA as a percentage of revenue. Adjusted EBITDA margin represents Adjusted EBITDA as a percentage of revenue. EBITDA and Adjusted EBITDA should be viewed as measures of operating performance that are supplements to, and not substitutes for, operating income (loss), net income (loss) and other U.S. GAAP measures of income and loss.

The Company has included adjusted EBITDA in this earnings release because it is a key measure used by the Company’s management and board of directors to evaluate and compare the Company’s financial and operational performance over multiple periods, identifying trends affecting the Company’s business, formulating business plans and making strategic decisions. In particular, the exclusion of certain expenses in calculating adjusted EBITDA facilitates operating performance comparability across reporting periods by removing the effect of non-cash expenses and certain non-recurring variable charges. In addition, the Company believes that providing each of EBITDA and Adjusted EBITDA, together with a reconciliation of net loss to each such measure, helps investors make comparisons between Minerva Surgical and other companies that may have different capital structures, different tax rates, and/or different forms of employee compensation.

Each of EBITDA and Adjusted EBITDA is used by the Company’s management team as an additional measure of Company performance for purposes of business decision-making, including managing expenditures, and evaluating potential acquisitions. Period-to-period comparisons of EBITDA and Adjusted EBITDA help the Company’s management identify additional trends in our financial results that may not be shown solely by period-to-period comparisons of net income or income from continuing operations. Each of EBITDA and Adjusted EBITDA has inherent limitations because of the excluded items, and may not be directly comparable to similarly titled metrics used by other companies.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on management’s current assumptions and expectations of future events and trends, which affect or may affect the Company’s business, strategy, operations or financial performance, and actual results may differ materially from those expressed or implied in such statements due to numerous risks and uncertainties. Forward-looking statements may include information regarding trends and expectations for the Company’s products and technology, demand for the Company’s products, the Company’s expected financial performance, expenses, and position in the market and outlook for fiscal year 2023. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Factors that could cause actual results to differ materially from those contemplated in this press release can be found in the Risk Factors section of the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2023, as filed with the U.S. Securities and Exchange Commission (SEC) on May 3, 2023, and available at www.SEC.gov, and which will be updated in our Quarterly Report on Form 10-Q for the quarter ending June 30, 2023 which we expect to file with the SEC on August 3, 2023. Because forward-looking statements are inherently subject to risks and uncertainties, you should not rely on these forward-looking statements as predictions of future events. All statements other than statements of historical fact are forward-looking statements. Except to the extent required by law, the Company undertakes no obligation to update or review any estimate, projection, or forward-looking statement.

Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in the Company’s business.

About Minerva Surgical, Inc.

Minerva Surgical is a commercial-stage medical technology company focused on developing, manufacturing, and commercializing minimally invasive solutions to meet the distinct uterine healthcare needs of women. The Company has established a broad product line of commercially available, minimally invasive alternatives to hysterectomy, which are designed to address the most common causes of Abnormal Uterine Bleeding (AUB) in most uterine anatomies. The Minerva Surgical solutions can be used in a variety of medical treatment settings and aim to address the drawbacks associated with alternative treatment methods and to preserve the uterus by avoiding unnecessary hysterectomies.

Contact:
Media/Press: media@minervasurgical.com

Investors: investor.relations@minervasurgical.com

www.minervasurgical.com

www.AUBandMe.com

Minerva Surgical, Inc.

Condensed Statements of Operations

(in thousands, except share and per share amounts)

(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2023	2022	2023	2022
Revenues	$13,391	$12,967	$25,924	$23,902
Cost of goods sold	5,989	5,322	11,507	10,844
Gross profit	7,402	7,645	14,417	13,058
Operating expenses
Sales and marketing	9,361	9,691	19,563	19,164
General and administrative	4,222	1,579	9,580	6,564
Research and development	1,477	1,274	3,242	2,529
Total operating expenses	15,060	12,544	32,385	28,257
Loss from operations	(7,658)	(4,899)	(17,968)	(15,199)
Interest income	147	19	185	28
Interest expense	(1,129)	(703)	(2,197)	(1,335)
Other expense, net	(2)	(30)	(5)	(32)
Net loss before income taxes	(8,642)	(5,613)	(19,985)	(16,538)
Income tax expense	(39)	—	(39)	—
Net loss	$(8,681)	$(5,613)	$(20,024)	$(16,538)
Net loss per share attributable to common stockholders, basic and diluted	$(0.05)	$(0.20)	$(0.14)	$(0.58)
Weighted-average common shares used in computing net loss per share, basic and diluted	176,973,727	28,550,489	145,607,979	28,515,808

Minerva Surgical, Inc.

Condensed Balance Sheets

(in thousands, except share and per share amounts)

(Unaudited)

	June 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$15,713	$6,942
Restricted cash, current	604	604
Accounts receivable, net	7,945	7,244
Inventory	17,881	16,850
Prepaid expenses and other current assets	3,939	4,479
Total current assets	46,082	36,119
Restricted cash, net of current portion	265	265
Intangible assets, net	23,249	26,778
Property and equipment, net	5,361	5,042
Operating lease right-of-use asset	4,154	270
Other non-current assets	192	426
Total assets	$79,303	$68,900
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$3,819	$2,804
Accrued compensation	3,288	3,701
Accrued liabilities	1,984	5,524
Current portion of operating lease liability	597	355
Current portion of long-term debt	8,390	1,894
Total current liabilities	18,078	14,278
Long-term debt	31,075	37,441
Operating lease liability, net of current portion	3,563	—
Total liabilities	52,716	51,719
Commitments and contingencies (Note 9)
Stockholders` equity:
Preferred stock, $0.001 par value, 15,000,000 and 5,000,000 shares authorized, and no shares issued and outstanding as of June 30, 2023 and December 31, 2022, respectively	—	—
Common stock, $0.001 par value, 300,000,000 and 100,000,000 shares authorized, 177,553,742 shares and 29,816,161 shares issued and outstanding as of June 30, 2023 and December 31, 2022, respectively	177	29
Additional paid-in capital	329,936	300,809
Accumulated other comprehensive income	11	11
Accumulated deficit	(303,537)	(283,668)
Total stockholders’ equity	26,587	17,181
Total liabilities and stockholders’ equity	$79,303	$68,900

Non-GAAP Financial Measures

Adjusted EBITDA and Adjusted EBITDA Margin: The following table presents reconciliation of net loss to adjusted EBITDA for each of the periods indicated.

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except percentage figures)	2023	2022	2023	2022

Net loss	$(8,681)	$(5,613)	$(20,024)	$(16,538)
Depreciation and amortization	1,983	2,693	4,497	5,361
Interest expense, net	982	684	2,012	1,307
Income tax expense	39	-	39	-
EBITDA	(5,677)	(2,236)	(13,476)	(9,870)
EBITDA margin	(42.4%)	(17.2%)	(52.0%)	(41.3%)
Adjustments:
Stock-based compensation expense	1,098	1,676	2,372	3,199
Change in fair value of contingent consideration liability	-	(3,943)	-	(4,094)
Adjusted EBITDA	$(4,579)	$(4,503)	$(11,104)	$(10,765)
Adjusted EBITDA margin	(34.2%)	(34.7%)	(42.8%)	(45.0%)